          _________________________________________________________________
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________
                           ALLEGHENY TELEDYNE INCORPORATED
                (Exact name of registrant as specified in its charter)

                      Delaware
            (State or other jurisdiction
                 of incorporation or
                    organization)                     25-1792394
                                                   (I.R.S. Employer
                                                 Identification No.)

                 1000 Six PPG Place
              Pittsburgh, Pennsylvania
           Address of principal executive
                      offices)                        15222-5479
                                                      (Zip Code)

              TELEDYNE, INC. 401(k) RETIREMENT PLAN (SAVINGS ADVANTAGE)
                     TELEDYNE, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)

                                    Jon D. Walton
                     Vice President-General Counsel and Secretary
                                  1000 Six PPG Place
                         Pittsburgh, Pennsylvania  15222-5479
                       (Name and address of agent for service)
                                    (412) 394-2836
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                          Proposed
              Title of                     maximum       Proposed
             securities      Amount to    offering       maximum      Amount of
                to be           be          price       aggregate     registra-
             registered     registered    per share   offering price  tion fee

           Common Stock,                  $20.38<F2>  $25,475,000.00  $8,784.48
           par value $0.10
           per share <F1>
           401(k)             450,000
           Retirement Plan    shares
           (Savings
           Advantage)
           Employee Stock     800,000
           Purchase Plan      shares
          [FN]
          <F1>
          In addition, pursuant to Rule 416(c) under the
          Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Teledyne, Inc. 401(k) Retirement Plan
          (Savings Advantage) and the Teledyne, Inc. Employee Stock
          Purchase Plan.
          [/FN]
          [FN]
          <F2>
          Estimated solely for the purpose of calculating the
          registration fee pursuant to Rule 457(h).  The fee is calculated on the basis of the average of the high and low prices for the
          Common Stock of Allegheny Ludlum Corporation and the Common Stock
          of Teledyne, Inc. on August 13, 1996, in each case as reported on the New York Stock Exchange Composite Tape, and the respective ratios at which such Common Stock will be converted into the Registrant's Common Stock pursuant to the Agreement and Plan of Merger and Combination dated April 1, 1996 among Allegheny
          Teledyne Incorporated, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc.
          [/FN]
          _________________________________________________________________

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



          Item 3.  Incorporation of Documents by Reference.

               The following documents filed by Allegheny Teledyne Incorporated ("the Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the prospectus included in the Joint Proxy Statement (the "Joint Proxy Statement") covering 183,778,552 shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), as filed with the Commission as part of the Registration Statement on Form S-4 (File No. 333-8235), effective July 17, 1996, as amended by Post-Effective Amendment No. 1, effective August 15, 1996, as further amended by Post-Effective Amendment No. 2, effective August 15, 1996 (the "Form S-4"), and (ii) the description of the Registrant's Common Stock contained in the Form S-4, including all amendments and reports updating such description.

               The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K of Allegheny Ludlum Corporation for the fiscal year ended December 31, 1995, which is incorporated by reference to the Joint Proxy Statement, have been so incorporated in reliance on the report of Ernst & Young LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K of Teledyne, Inc. for the fiscal year ended December 31, 1995, which is incorporated by reference to the Joint Proxy Statement, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this

          Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Teledyne, Inc. 401(k) Retirement Plan (Savings Advantage) and the Teledyne, Inc. Employee Stock Purchase Plan (collectively, the "Plans"), meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


          Item 4.  Description of Securities.

               The   class  of   securities  to   be  offered   under  this
          Registration Statement is registered under Section 12 of the Exchange Act.


          Item 5.  Interests of Named Experts and Counsel.

               The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Jon
          D. Walton, Vice President - General Counsel and Secretary. Mr. Walton is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries, and beneficially owns 80,714 shares of Common Stock, including presently exercisable options to purchase 30,666 shares of Common Stock.


          Item 6.  Indemnification of Directors and Officers.

               Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).


               Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.


          Item 7.  Exemption from Registration Claimed.

               Inapplicable.


          Item 8.  Exhibits.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          Exhibit No.                         Description

            4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit
                           3.1 to  the Registrant's  Registration
                           Statement on Form S-4, filed with  the
                           Commission on  July 17, 1996 (File No.
                           333-8235)).

            4.2            Amended   and   Restated   Bylaws   of
                           Allegheny    Teledyne    Incorporated,
                           (incorporated by reference  to Exhibit
                           3.2 of  the Registrant's  Registration
                           Statement on Form S-4,  filed with the
                           Commission on July 17, 1996 (File  No.
                           333-8235)).

            5.1            Opinion  of  Jon  D. Walton,  Esquire,
                           Vice  President -  General Counsel and
                           Secretary,  as to the  legality of the
                           shares being registered.

            23.1           Consent of Ernst & Young LLP.

            23.2           Consent of Arthur Andersen LLP.

            23.3           Consent  of  Jon  D. Walton,  Esquire,
                           Vice  President -  General Counsel and
                           Secretary (included  in opinion  filed
                           as Exhibit 5.1).

            24.1           Power of  Attorney (set  forth on  the
                           signature  page of  this  Registration
                           Statement).



          Item 9.  Undertakings

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                          (i)    To  include  any  prospectus  required  by
          Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2)   That, for  the  purpose of  determining any  liability
          under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.
                                      _________

                                        * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 15th day of August, 1996.

                                        ALLEGHENY TELEDYNE INCORPORATED


                                        By: /s/ William P. Rutledge
                                            ______________________________

                                            William P. Rutledge
                                            President and Chief Executive
                                            Officer

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either William
          P. Rutledge or Douglas J. Grant  and either James L. Murdy or Jon
          D. Walton, acting jointly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

                    Signature                 Capacity            Date


           /s/ Richard P. Simmons      Chairman of the        August 15,
           __________________________  Board and a Director   1996
           Richard P. Simmons

                    Signature                 Capacity            Date


           /s/ William P. Rutledge     President and Chief    August 15,
           __________________________  Executive Officer      1996
           William P. Rutledge         and a Director

           /s/ Robert P. Bozzone       Vice Chairman of the   August 15,
           __________________________  Board and a Director   1996
           Robert P. Bozzone


           /s/ Arthur H. Aronson       Executive Vice         August 15,
           __________________________  President and a        1996
           Arthur H. Aronson           Director


           /s/ James L. Murdy          Senior Vice            August 15,
           __________________________  President and Chief    1996
           James L. Murdy              Financial Officer
                                       (Principal Financial
                                       Officer)
           /s/ Douglas J. Grant        Vice President-        August 15,
           __________________________  Finance and Deputy     1996
           Douglas J. Grant            Chief Financial
                                       Officer (Principal
                                       Accounting Officer)

           /s/ Paul S. Brentlinger     Director               August 15,
           __________________________                         1996
           Paul S. Brentlinger

           /s/ Frank V. Cahouet        Director               August 15,
           __________________________                         1996
           Frank V. Cahouet


           /s/ Diane C. Creel          Director               August 15,
           __________________________                         1996
           Diane C. Creel


           /s/ C. Fred Fetterolf       Director               August 15,
           __________________________                         1996
           C. Fred Fetterolf

           /s/ Thomas Marshall         Director               August 15,
           __________________________                         1996
           Thomas Marshall

                    Signature                 Capacity            Date


           /s/ W. Craig McClelland     Director               August 15,
           __________________________                         1996
           W. Craig McClelland

           /s/ William G. Ouchi        Director               August 15,
           __________________________                         1996
           William G. Ouchi


           /s/ Charles J. Queenan,     Director               August 15,
               Jr.                                            1996
           __________________________
           Charles J. Queenan, Jr.


           /s/ George A. Roberts       Director               August 15,
           __________________________                         1996
           George A. Roberts

           /s/ James E. Rohr           Director               August 15,
           __________________________                         1996
           James E. Rohr


           /s/ Fayez Sarofim           Director               August 15,
           __________________________                         1996
           Fayez Sarofim

           /s/ Henry E. Singleton      Director               August 15,
           __________________________                         1996
           Henry E. Singleton

                                    EXHIBIT INDEX

                                                Sequential
           Exhibit  Description                 Page
           No.                                  Number

           4.1      Restated Certificate of         --
                    Incorporation of
                    Allegheny Teledyne
                    Incorporated
                    (incorporated by
                    reference to Exhibit 3.1
                    to the Registrant's
                    Registration Statement on
                    Form S-4, filed with the
                    Commission on July 17,
                    1996 (File No. 333-
                    8235)).
           4.2      Amended and Restated            --
                    Bylaws of Allegheny
                    Teledyne Incorporated,
                    (incorporated by
                    reference to Exhibit 3.2
                    of the Registrant's
                    Registration Statement on
                    Form S-4, filed with the
                    Commission on July 17,
                    1996 (File No. 333-
                    8235)).

           5.1      Opinion of Jon D. Walton,       11
                    Esquire, Vice President -
                    General Counsel and
                    Secretary, as to the
                    legality of the shares
                    being registered.

           23.1     Consent of Ernst & Young        15
                    LLP.
           23.2     Consent of Arthur               16
                    Andersen LLP.

           23.3     Consent of Jon D. Walton,       --
                    Esquire, Vice President -
                    General Counsel and
                    Secretary (included in
                    opinion filed as Exhibit
                    5.1).

           24.1     Power of Attorney (set          --
                    forth on the signature
                    page of this Registration
                    Statement).

                                                                Exhibit 5.1


                                   August 15, 1996



          Allegheny Teledyne Incorporated
          1000 Six PPG Place
          Pittsburgh, PA  15222-5479

               Re:  Registration Statement on Form S-8

          Ladies and Gentlemen:

               I am Vice President - General Counsel and Secretary of Allegheny Teledyne Incorporated, a Delaware corporation (the "Registrant"), and in such capacity I have acted as counsel to the Registrant in connection with the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares (the "Shares") of the Registrant's Common Stock, par value $.10 per share, in connection with the Teledyne, Inc. 401(k) Retirement Plan (Savings Advantage) and the Teledyne, Inc. Employee Stock Purchase Plan (collectively, the "Plans").

               I am familiar with the Registration Statement and the Plans, and I have examined the Registrant's Restated Certificate of Incorporation and the Registrant's Amended and Restated By-Laws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of this opinion.

               Based on the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plans, will be duly authorized, validly issued, fully paid and nonassessable. Attached hereto is a copy of the most recent determination letter issued with respect to the Teledyne, Inc. 401(k) Retirement Plan (Savings Advantage).

               I  hereby consent to the  filing of this  opinion as Exhibit
          5.1 to the Registration Statement.

                                        Yours truly,



                                        /s/ Jon D. Walton

           INTERNAL REVENUE SERVICE             DEPARTMENT OF TREASURY
           DISTRICT DIRECTOR
           450 GOLDEN GATE AVENUE,         Employer Identification
           MS 7-4-01                       Number:
           SAN FRANCISCO, CA  94102             95-2282626
                                           File Folder Number:
           Date:  May 9, 1996                   950009234
                                           Person to Contact:
           TELEDYNE, INC.                       LINDA L. HOH
                                           Contact Telephone Number:
           1901 AVENUE OF THE STARS,            (415) 522-6071
           STE. 1800                       Plan Name:
           LOS ANGELES, CA  90067-6046        TELEDYNE SAVINGS ADVANTAGE
                                           Plan Number:  098


          Dear Applicant:

               We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

               Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

               The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

               This  letter relates only to  the status of  your plan under
          the Internal Revenue Code.   It is not a  determination regarding
          the effect of other federal or local statutes.

               This determination letter is applicable for the plan adopted on June 22, 1991.

               This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

               This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

               This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 401(b) of the Code.

               This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

                                                         Letter 835 (DO/CG)

          TELEDYNE, INC.


               The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

               We have sent a copy of this letter to your representative as indicated in the power of attorney

               If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely,



                                             Richard R. Orosco
                                             District Director

          Enclosures:
          Publication 794
          Addendum




























                                                         Letter 835 (DO/CG)

                                                               Exhibit 23.1






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          We consent to the incorporation by reference of our reports dated January 30, 1996, which were previously incorporated by reference into Form S-4 No. 333-8235, with respect to the consolidated financial statements of Allegheny Ludlum Corporation incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities Exchange Commission into this registration statement on Form S-8 and to the reference to our firm as experts under the caption "Item 3. Incorporation of Documents by Reference."


          /s/ Ernst & Young LLP
          __________________________
          Ernst & Young LLP
          Pittsburgh, Pennsylvania
          August 14, 1996

                                                               Exhibit 23.2






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 13, 1996, which was previously incorporated by reference into Form S-4 No. 333-8235 and included in Teledyne Inc.'s Form 10-K for the year ended December 31, 1995, into this Registration Statement and to all references to our Firm included in this Registration Statement.


          /s/ Arthur Andersen LLP
          __________________________
          Arthur Andersen LLP
          Los Angeles, California
          August 14, 1996